Exhibit 3.2

AMENDED AND RESTATED

BYLAWS OF

HEALTH MANAGEMENT ASSOCIATES, INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meeting. An annual meeting of stockholders of the corporation shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 2.2 Special Meetings. Special meetings of the stockholders for any purpose whatsoever may be called at any time by the president, the board of directors, or the holders of not less than ten percent of all shares entitled to vote at such meeting.

Section 2.3 Place of Meetings. All meetings of stockholders for any purpose or purposes may be held at such places, within or without the State of Delaware, as may from time to time be fixed by the board of directors or as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.4 Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail.

Section 2.5 Quorum of Stockholders. The holders of a majority of the shares issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Section 2.6 Voting of Shares. Except as otherwise provided by applicable law or the certificate of incorporation, each holder of record of shares of stock of the corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his or her name on the record books of stockholders of the corporation on the date on which such notice of the meeting is mailed, unless some other day is fixed by the board of directors for the determination of stockholders of record.

Section 2.7 Voting List. The officer who has charge of the stock transfer books for shares of the corporation shall prepare at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each stockholder and the number of voting shares held by each stockholder. For a period of ten days prior to such meeting, such list shall be kept open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held. Such list shall be produced at such meeting and at all times during such meeting shall be subject to inspection by any stockholder. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or stock transfer books.

Section 2.8 Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.

Section 2.9 Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting, the notice thereof, and the vote of stockholders can be dispensed with, if a consent in writing, setting forth the action so taken, shall be signed by the holders of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereof were present and voted, provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting by less than unanimous written consent.

Section 2.10 Minutes of Meetings. The secretary of the corporation shall keep regular minutes of all meetings of stockholders and such minutes shall be placed in the minute book of the corporation.

ARTICLE III

DIRECTORS

Section 3.1 Powers of Directors. The business and affairs of the corporation shall be managed by its board of directors which shall have and may exercise all such powers of the corporation, subject to the restrictions imposed by law, the certificate of incorporation, or these bylaws.

Section 3.2 Number and Qualification. The number of directors which shall constitute the entire board of directors shall be determined by resolution of the Board of Directors at any meeting thereof or by the stockholders at any meeting thereof. Directors need not be residents of Delaware or stockholders of the corporation.

Section 3.3 Election and Term of Office. The directors shall be elected annually by the stockholders, except as provided in Section 3.4 of these bylaws. Each director shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall have been elected or until his or her earlier death, resignation, or removal. The board of directors may, by resolution, appoint one of its members as chairman to preside over meetings of the board of directors. The position of chairman of the board of directors shall not be an office of the corporation.

Section 3.4 Vacancies. Any vacancy occurring in the board of directors by reason of death, resignation, or removal may be filled by affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. Such vacancy may also be filled by affirmative vote of the majority of the stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office or until his or her death, resignation, retirement, disqualification, or removal.

Section 3.5 Resignation of Directors. Any director may resign from office at any time by delivering a written resignation to the secretary of the corporation, and such resignation shall be effective upon delivery of such resignation to the secretary.

Section 3.6 Removal of Directors. Any director may be removed with or without cause at any time by the stockholders.

Section 3.7 Place of Meetings. Regular or special meetings of the board of directors may be held either within or without the State of Delaware.

Section 3.8 Regular Meetings. Regular meetings of the board of directors may be held without notice at such times and places as may be designated from time to time as may be determined by the board of directors.

Section 3.9 Special Meetings. Special meetings of the board of directors may be called by the president or any director on twenty-four (24) hours notice to each director, either personally or by telephone, mail, telegram or other means of telecommunications. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of any special meeting.

Section 3.10 Quorum of Directors. At all meetings of the board of directors, a majority of the directors shall constitute a quorum for the transaction of business and the act or a majority of the directors present at any meeting at which there is a quorum shall be an act of the board of directors. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

Section 3.11 Committees. The board of directors may, by resolution passed by a majority of the entire board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the corporation. Any such designated committee shall have and may exercise such of the powers and authority of the board of directors in the management of the business and affairs of the corporation as may be provided in such resolution, except as may be limited by applicable law. The board of directors shall have the power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

Section 3.12 Compensation of Directors. Persons serving as directors shall not receive any compensation for their services as directors; however, a director shall be entitled to reimbursement for reasonable and customary expenses incurred by such director in carrying out his duties as approved by the president of the corporation.

Section 3.13 Action by Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all of the members of the board of directors or such committee, as the case may be.

Section 3.14 Minutes of Meetings. The board of directors shall keep regular minutes of its proceedings and such minutes shall be placed in the minute book of the corporation. Committees of the board of directors shall maintain a separate record of the minutes of their proceedings.

ARTICLE IV

NOTICES AND TELEPHONE MEETINGS

Section 4.1 Notice. Any notice to directors or stockholders shall be in writing and shall be delivered personally or by mail, telegram, telex, cable, telecopier or similar means to the directors or stockholders at their respective addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Any notice required or permitted to be given by telegram, telex, cable, telecopier, or similar means shall be deemed to be delivered and given at the time transmitted.

Section 4.2 Waiver of Notice. Whenever by law, the certificate of incorporation, or these bylaws, notice is required to be given to any stockholder, director, or committee member of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.3 Telephone and Similar Meetings. Stockholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 5.1 Officers. The corporation shall have a president and a secretary and such other officers and assistant officers as the board may deem desirable to conduct the affairs of the corporation. The position of chairman of the board of directors shall not be an office of the corporation. Any two or more offices may be held by the same person. No officer need be a stockholder or a director.

Section 5.2 Powers and Duties of Officers. The officers of the corporation shall have the powers and duties generally ascribed to the respective offices, and such additional authority or duty as may from time to time be established by the board of directors.

Section 5.3 Removal and Resignation. Any officer appointed by the board of directors may be removed by the board of directors whenever, in the judgment of the board of directors, the best interests of the corporation will be served thereby. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of receipt of such notice or at a later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.4 Term and Vacancies. The officers of the corporation shall hold office until their successors are elected or appointed, or until their death, resignation, or removal from office. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise, may be filled by the board of directors.

Section 5.5 Compensation. The salaries of all officers of the corporation shall be fixed by the board of directors. The board of directors shall have the power to enter into contracts for the employment and compensation of officers on such terms as the board of directors deems advisable. No officer shall be disqualified from receiving a salary or other compensation by reason of the fact that he or she is also a director of the corporation.

ARTICLE VI

CERTIFICATES AND STOCKHOLDERS

Section 6.1 Certificates for Shares. The certificates for shares of stock of the corporation shall be in such form as shall be approved by the board of directors in conformity with law and the certificate of incorporation. Every certificate for shares issued by the corporation must be signed by the President or a Vice President and the Secretary or an Assistant Secretary under the seal of the corporation. Any or all of the signatures on the face of the certificate may be facsimile. Such certificates shall bear a legend or legends in the form and containing the restrictions to be stated thereon by the General Corporation Law of the State of Delaware, other provisions of law, the certificate of incorporation or these bylaws. Certificates shall be consecutively numbered and shall be entered as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, the par value of such shares, and such other matters as may be required by law, the certificate of incorporation or these bylaws. The board of directors may provide by resolution or resolutions that some or all of the shares of stock of the corporation shall be uncertificated.

Section 6.2 Lost, Stolen, or Destroyed Certificates. The board of directors, the executive committee, or the president of the corporation may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate or certificates to be lost, stolen, or destroyed. When authorizing such issue of a new certificate the board of directors, the executive committee or the president may require the owner of such lost, stolen, or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it or he or she shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.3 Transfer of Shares. Shares of stock of the corporation shall be transferable only on the books of the corporation by the holder thereof in person or by the holder’s duly authorized attorneys or legal representatives. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 6.4 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Dividends. Dividends upon the outstanding shares of the corporation, subject to the provisions of the applicable statutes and of the certificate of incorporation, may be declared by the board of directors at any annual, regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the corporation, or in any combination thereof.

Section 7.2 Reserves. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time in their sole and absolute discretion think proper as a reserve to meet contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interest of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.3 Signature of Negotiable Instruments. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 7.4 Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors it shall be the calendar year.

Section 7.5 Books of the Corporation. The books of the corporation may be kept, subject to the provisions of the applicable statutes, within or outside of the State of Delaware, at such place or places as may from time to time be designated by the board of directors or as the business of the corporation may require.

Section 7.6 Seal. The seal, if any, of the corporation shall be in such form as may be approved from time to time by the board of directors. If the board of directors approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the corporation.

Section 7.7 Securities of Other Corporations. Unless otherwise ordered by the board of directors, the president or the secretary of the corporation shall have full power and authority on behalf of the corporation to attend, to vote and to grant proxies to be used at any meeting of stockholders of such other corporation in which the corporation may hold stock. The board of directors may confer like powers upon any other person or persons.

Section 7.8 Fixed Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock for the purpose of any other lawful action, the board of directors may fix, in advance, a record date which shall be not more than sixty (60) days and not less than ten (10) days before the date of such meeting, nor more than sixty (60) days or less than ten (10) days prior to any other action.

Section 7.9 Amendment. The power to alter, amend, or repeal these bylaws or to adopt new bylaws is vested in the board of directors.

Section 7.10 Invalid Provisions. If any provision of these bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; these bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of these bylaws a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

Section 7.11 Headings. The headings used in these bylaws are for reference purposes only and do not affect in any way the meaning or interpretation of these bylaws.

The above bylaws were duly adopted as the bylaws of the corporation effective as of the 27th day of January, 2014.